 EXHIBIT 99.1

INmune Bio Inc. Announces Closing of Initial Public Offering and Trading on the Nasdaq Capital Market Under the Ticker Symbol “INMB”

LA JOLLA, CA, Feb. 04, 2019 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (“INmune” or the “Company”), an immunotherapy company focused on developing therapies that harness the patient’s innate immune system to fight disease, today announced that the Company’s common stock is expected to commence trading on The Nasdaq Capital Market, on Monday, February 4, 2019 under the ticker symbol “INMB”.

On February 1, 2019, INmune closed its initial public offering (“IPO”) of 1,020,560 shares of its common stock at of $8.00 per share for a total of $8,166,560 in gross proceeds before placement agent fees and offering expenses.

Univest Securities, LLC served as the lead placement agent for the IPO. WallachBeth Capital, LLC and WestPark Capital, Inc. were co-placement agents.

A registration statement relating to this U.S. offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC as of December 19, 2018. The offering of the securities was made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the U.S. offering may be obtained from Univest Securities, LLC. 375 Park Avenue Unit 1502, New York, NY 10152, by telephone at +1 212 343 8888 or email at info@univest.us. In addition, a copy of the prospectus relating to the offering may be obtained via the SEC's website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About INmune Bio Inc.

INmune Bio (NASDAQ: INMB), Inc. is a clinical-stage biotechnology company developing therapies targeting the innate immune system in cancer. INmune Bio is developing two products platforms that reengineer the patient’s innate immune system’s response to their cancer, INKmune and INB03. INKmune is a Natural Killer (NK) cell therapeutic that primes the patient’s NK cells to attack developing disease. INB03 inhibits myeloid derived suppressor cells (MDSC), which often cause resistance to immunotherapy, such as anti-PD1 checkpoint inhibitors. INmune Bio’s product platforms target residual disease and utilize a precision medicine approach for treatment of a wide variety of hematologic malignancies and solid tumors. To learn more, please visit www.inmunebio.com.

About Univest Securities, LLC.

Registered with FINRA since 1993, Univest provides a wide variety of services to our institution/retail clients globally including brokerage and execution services, sales and trading, market making, investment banking and advisory, wealth management. We pride ourselves in providing value-added customer service and building long term mutually benefited relationship with our clients. For more information, please visit: www.univest.us.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's proposed IPO. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the IPO will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

Contact

INmune Bio Contact:

David Moss

CFO

(858) 964-3720
dmoss@inmunebio.com

Investors:

LHA Investor Relations

Miriam Weber Miller

Senior Vice President

(212) 838-3777

mmiller@lhai.com   Ascent Investor Relations

Tina Xiao

President

(917) 609-0333

tina.xiao@ascent-ir.com